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                                                                Exhibit 23(j)(8)

[LOGO] BRYAN CAVE

Bryan Cave LLP
One Kansas City Place
1200 Main Street, Suite 3500
Kansas City, MO 64105-2100
Tel (816) 374-3200
Fax (816) 374-3300
www.bryancave.com

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In Association With
Bryan Cave (Illinois)
Chicago

and Bryan Cave
A Multinational
Partnership
London

January 20, 2005

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

With respect to Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, for Seligman Municipal Fund Series, Inc., on behalf of its Missouri Municipal Series, we have reviewed the material with respect to the Missouri Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading "Missouri Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

BRYAN CAVE LLP
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BRYAN CAVE LLP